Exhibit 99.1

IDENTIVE GROUP ANNOUNCES SECOND QUARTER 2011 RESULTS

21% sales growth driven by broad market demand for Secure ID solutions;

Boosting RFID production capacity to address increasing market opportunity

SANTA ANA, Calif. and ISMANING, Germany, August 4, 2011 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced results for the fiscal second quarter (Q2), ended June 30, 2011.

Revenue in Q2 2011 was $25.6 million, up 21% from $21.2 million in Q2 2010 and up 14% from $22.4 million in the first quarter (Q1) of 2011. Sales in Q2 were driven by strong demand for identity management solutions for consumer and citizen ID applications globally as well as ongoing implementations of employee physical and IT access control systems, offset by continued temporary project delays with some U.S. government customers. Q2 2011 sales reflected 14% organic growth year over year net of the effect of acquisitions.

“In this time of continued economic uncertainty and various project delays, we have been able to deliver solid sales growth and continue to win important new business globally,” said Ayman S. Ashour, chairman and chief executive officer of Identive Group. “Sales in Q2 again showed increasing momentum across nearly all our markets, as the need for secure ID solutions continues to grow to support new mobile applications, citizen ID programs, and more single-credential, multi-function campus environments.”

Sales highlights in Q2 2011 included:

•

126% growth in the Company’s Transponder division fueled by the growing demand for core RFID inlays to support transit, library, pharmaceutical and NFC mobile applications, including more than seven million RFID inlays for the Los Angeles Metro. To meet increasing demand, Identive is expanding its production capacity for high-performance RFID products to support emerging applications such as NFC tagging, mobile payment and pharmaceutical tracking.

•

66% growth in the Company’s ID Systems Integration & Services division, reflecting a broad range of identity management programs including cashless payment systems, one-card campus IDs and smart city applications.

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•	$1.9 million of revenue related to continued fulfillment of secure readers for the German national ID programs.

Additional business highlights in Q2 2011 included:

•

The acquisition of idOnDemand, which delivers managed identity Software as a Service (SaaS) that allows organizations to use a single, globally trusted credential for secure access to buildings, computers, mobile devices and corporate information stored in the cloud.

•

Identive’s selection to provide NFC tags for Google’s smart poster campaign in Austin, Texas to promote its Google Places service. The smart tags are used by local businesses to create “smart posters” that promote products and services by directly downloading information onto consumer’s NFC-enabled smartphones. Identive has since been authorized to offer direct fulfillment of an expanded range of Google Places tags through its online marketplace at www.identiveNFC.com.

•	The completion of a common stock offering with net proceeds of $18.3 million, which will be used to fund continued growth and acquisitions and to expand the Company’s production capacity.

•

Expansion of Identive’s partnership with Rabobank for the consumer roll-out of the Company’s Cashless Betalen™ mobile payment solution to hockey clubs in Holland. The solution allows club members to make purchases using a club bank account via NFC stickers affixed to their smart phones. With more than 200,000 members, Holland’s 250 hockey clubs are targets for the cashless payment solution, as are other sports clubs where there are frequent group activities paid for with shared funds.

Mr. Ashour added, “We have continued to reduce our G&A costs as a percentage of sales while boosting our selling and R&D investment, particularly in SaaS, NFC and mobility solutions areas. To meet increasing demand for our NFC smartags, readers and development kits we launched an online NFC solutions marketplace at www.IdentiveNFC.com. To address the growing market for RFID solutions, we expect to bring added inlay manufacturing capacity online before year end.”

The following results are reported in U.S. GAAP, except as noted. Identive uses certain non-GAAP measures as a way to compare the underlying performance of our business from period to period, and a discussion of non-GAAP measures and reconciliation to the applicable GAAP measures is included below.

On a GAAP basis, Identive recorded net loss of $(1.6) million, or $(0.03) per share in Q2 2011. This compares to net loss of $(0.7) million, or $(0.02) per share in Q2 2010 and net loss of $(1.9) million, or $(0.04) per share in Q1 2011. Non-GAAP adjusted EBITDA (EBITDA before equity-based compensation, acquisition, transition and integration costs) was $(0.3) million in Q2 2011, compared with $0.7 million in Q2 2010 and $(0.3) million in Q1 2011.

GAAP gross profit margin was 40% in Q2 2011, compared with 46% in Q2 2010 and 42% in Q1 2011. Non-GAAP gross profit margin (excluding amortization and overhead allocations) was 44% in Q2 2011, compared with 51% in Q2 2010 and 46% in Q1 2011. Margins in Q2 were impacted by the relative weakness of identive’s Enterprise Security business due to US Government project delays and to lower margin product mix.

Cash and cash equivalents at June 30, 2011 were $20.6 million, compared with $9.9 million at March 31, 2011, primarily reflecting $18.3 million received from Identive’s common stock offering, partly offset by a $3.6 million increase in working capital, $3.6 million of acquisition consideration, integration and other acquisition-related costs, $0.9 million for payment down of debts and $0.3 million of capital expenditures primarily associated with the set up of a new Transponder production facility.

Conference Call and Webcast Information

Identive Group will host a conference call and webcast today at 10:00 AM Eastern Time, which can be accessed by dialing 800.591.6930 (toll free within the U.S.) or +1 617.614.4908 (for international callers) and using pass code 49255614. A webcast of the call that includes presentation slides can be accessed by visiting the investor relations section of the Company’s website at www.identive-group.com, and by clicking on “Presentations, Reports & Webcasts,” where it also will be archived for those unable to listen to the live webcast. An audio replay of the call also will be available for one week and can be accessed by dialing 888.286.8010 (toll free within the U.S.) or +1 617.801.6888 (for international callers) and using pass code 73813860.

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt Stock Exchange: INV) is an international technology company focused on building the world’s signature group in secure identification-based technologies. The businesses within Identive Group have deep industry expertise and are well-known global brands in their individual markets, providing leading-edge products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. Identive’s growth model is based on a combination of strong technology-driven organic growth from the businesses within the group and disciplined acquisitive development. For additional info visit: www.identive-group.com.

Use of Non-GAAP Financial Information

In evaluating our business, our adjusted EBITDA and non-GAAP gross profit margin differ from GAAP net income (loss) and GAAP gross profit margin due to the exclusion of certain items detailed in the reconciliation table within this press release. Our management uses each of these non-GAAP measures internally and believes that they provide investors with a meaningful way to evaluate the Company’s operating performance. However, we caution investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make about our expectations regarding increased demand for our secure ID products and solutions, trends in the secure ID market, our ability to identify emerging and growth technologies in the secure ID market, our expected expansion of our manufacturing capacity, and our future growth and profitability. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations, our cost savings may not be in the amounts or the time frames we expect, and we may not be successful in our strategy of pursuing both organic and acquisitive growth. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to successfully integrate acquired businesses into ours; our ability to grow the Company based on a strategy of providing products, components and services for the identification systems value chain; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the secure identity markets that we are targeting; our ability to acquire the components we need to build our own products; and our ability to successfully compete in the markets in which we participate or target. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent reports filed with the U.S. Securities and Exchange Commission.

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All trade names are trademarks or registered trademarks of their respective holders.

Contacts:
Darby Dye	Fabien B. Nestmann
+1 949 553-4251	+41 49 89 9595 5544
ddye@identive-group.com	fnestmann@identive-group.com

– FINANCIALS FOLLOW –

IDENTIVE GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net revenue	$25,612	$22,420	$21,178	$48,032	$36,524
Cost of revenue	15,398	13,040	11,334	28,438	19,943

Gross profit	10,214	9,380	9,844	19,594	16,581
Operating expenses:
Research and development	1,379	1,158	1,062	2,537	2,478
Selling and marketing	6,225	5,009	4,962	11,234	10,054
General and administrative	5,584	5,256	5,405	10,840	10,860
Restructuring and other charges	—	—	73	—	337

Total operating expenses	13,188	11,423	11,502	24,611	23,729

Loss from operations	(2,974)	(2,043)	(1,658)	(5,017)	(7,148)
Other income	0	230	—	230	—
Interest expense, net	(272)	(291)	(215)	(563)	(446)
Foreign currency gains (losses), net	25	199	(248)	224	(562)

Loss from continuing operations before income taxes and noncontrolling interest	(3,221)	(1,905)	(2,121)	(5,126)	(8,156)

Benefit for income taxes	1,582	22	1,066	1,604	905

Loss from continuing operations	(1,639)	(1,883)	(1,055)	(3,522)	(7,251)
Income (loss) from discontinued operations, net of income taxes	—	—	170	—	93

Consolidated net loss	(1,639)	(1,883)	(885)	(3,522)	(7,158)

Less: net loss attributable to noncontrolling interest	82	21	196	103	417
Net loss attributable to Identive Group, Inc.	(1,557)	(1,862)	(689)	(3,419)	(6,741)

Basic and diluted loss per share attributable to Identive Group, Inc.:
Loss from continuing operations	$(0.03)	$(0.04)	$(0.02)	$(0.07)	$(0.16)

Loss from discontinued operations	$0.00	$0.00	$0.00	$0.00	$0.00

Net loss	$(0.03)	$(0.04)	$(0.02)	$(0.07)	$(0.16)

Weighted average shares used to compute basic and diluted loss per share	52,011	47,741	42,668	49,885	41,211

NOTE: Results for the three and six months ended June 30, 2011 include the operating results of Multicard U.S. and Smartag, which were acquired April 14, 2010 and November 19, 2010, respectively; and also include two months of operating results of idOnDemand, which was acquired May 2, 2011. Results of other periods presented in the table above may not fully include the operating results of these three businesses; as a result, the amounts in the table are not comparable.

IDENTIVE GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2011	December 31, 2010
	(unaudited)	(A)
ASSETS
Current assets:
Cash and cash equivalents	$20,618	$10,799
Accounts receivable, net of allowances	14,926	15,231
Inventories	10,419	10,584
Income taxes receivable	240	126
Other current assets	2,821	2,088

Total current assets	49,024	38,828

Property and equipment, net	5,761	5,373
Goodwill	62,003	47,126
Intangible assets, net	37,520	33,865
Other assets	508	793

Total assets	$154,816	$125,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,173	$12,833
Mortgage loan payable to bank and bank line of credit	230	630
Debt note	829	1,040
Liability to related party	1,057	1,058
Accrued compensation and related benefits	2,941	3,694
Deferred revenue	1,175	1,244
Other accrued expenses and liabilities	8,011	8,980
Income taxes payable	131	44

Total current liabilities	23,547	29,523
Long-term earn-out liability	10,053	0
Long-term liability to related party	7,475	7,615
Long-term mortgage loan payable to bank	873	840
Deferred tax liability	6,731	6,795
Long-term debt note	829	950
Long-term income taxes payable	699	458

Total liabilities	50,207	46,181

Total equity	104,609	79,804

Total liabilities and stockholders’ equity	$154,816	$125,985

(A)	The condensed consolidated balance sheet has been derived from the audited consolidated financial statements at December 31, 2010 but does not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Reconciliation of GAAP gross profit margin to non-GAAP gross profit margin
GAAP cost of revenue	$15,398	$13,040	$11,334	$28,438	$19,943
Overhead allocation	(434)	(508)	(511)	(942)	(927)
Amortization and depreciation	(498)	(321)	(449)	(819)	(865)
Transition and integration costs	(158)	(182)	—	(340)	—
Stock-based compensation	(7)	(4)	(5)	(11)	(11)

Total reconciling items included in GAAP cost of revenue	(1,097)	(1,015)	(965)	(2,112)	(1,803)

Non-GAAP cost of revenue	$14,301	$12,025	$10,369	$26,326	$18,140

Non-GAAP gross profit margin	44%	46%	51%	45%	50%

Reconciliation of GAAP operating expenses to overhead costs
GAAP operating expenses	$13,188	$11,423	$11,502	$24,611	$23,729
Overhead allocation	434	508	511	942	927
Amortization and depreciation	(815)	(788)	(753)	(1,603)	(1,470)
Stock-based compensation	(220)	(216)	(298)	(436)	(439)
Acquisition costs	(334)	(154)	(757)	(488)	(1,065)
Transition and integration costs	(669)	(39)	(87)	(708)	(1,529)

Total reconciling items included in GAAP operating expenses	(1,604)	(689)	(1,384)	(2,293)	(3,576)

Overhead costs	$11,584	$10,734	$10,118	$22,318	$20,153

Reconciliation of GAAP net loss to adjusted EBITDA gain (loss)
Net loss attributable to Identive Group, Inc.	(1,557)	(1,862)	(689)	(3,419)	(6,741)
(Benefit) Provision for income taxes	(1,582)	(22)	(1,066)	(1,604)	(905)
(Gain) Loss from discontinued operations, net of income taxes	—	—	(170)	—	(93)
Net (income)/loss attributable to noncontrolling interest	(82)	(21)	(196)	(103)	(417)
Interest expense (income), net	272	291	215	563	446
Foreign currency losses (gains), net	(25)	(199)	248	(224)	562
Other expenses (income)	0	(230)	—	(230)	—
Amortization and depreciation	1,313	1,109	1,202	2,422	2,335
Stock-based compensation	227	220	303	447	450
Acquisition costs	334	154	757	488	1,065
Transition and integration costs	827	221	87	1,048	1,529

Total reconciling items included in GAAP net loss	1,284	1,523	1,380	2,807	4,972

Adjusted EBITDA gain (loss)	$(273)	$(339)	$691	$(612)	$(1,769)

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Reconciliation of GAAP net loss to non-GAAP net income (loss) before amortization
Net loss attributable to Identive Group, Inc.	$(1,557)	$(1,862)	$(689)	$(3,419)	$(6,741)
Reconciling items included in GAAP net loss:
Amortization expense	949	787	931	1,736	1,795

Total reconciling items included in GAAP net loss	949	787	931	1,736	1,795

Net income (loss) attributable to Identive Group, Inc., before amortization	$(608)	$(1,075)	$242	$(1,683)	$(4,946)

Weighted average shares used to compute basic and diluted loss per share	52,001	47,741	42,668	49,885	41,211

Basic and diluted net loss per share attributable to Identive Group, Inc.:
Net earnings (loss) per share before amortization	$(0.01)	$(0.02)	$0.01	$(0.03)	$(0.12)